UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3190 Tremont Avenue, Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                Unregistered Sales of Equity Securities.

On August 4, 2005, WorldGate Communications, Inc., announced the completion of a private placement of $17.5 million of its common stock and warrants with several institutional investors.  The financing was led by funds managed by Satellite Asset Management, LP, a private investment fund which also led the Company’s prior round of financing in June 2004.  SG Cowen & Co., LLC served as exclusive placement agent for the transaction.

The proceeds of the financing are expected to allow the Company to expand its research and development efforts to broaden the Company’s line of Ojo video phone products, and to provide additional working capital.

Under the terms of the transaction, the Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,633,333 shares of common stock of the Company, with an exercise price of $5.00 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share.

The Company paid to SG Cowen & Co., LLC a placement fee equal to 5% of the gross proceeds received by the Company in the placement and will issue a five-year warrant to purchase a number of shares of the Company’s common stock equal to 1% of the gross proceeds of the placement divided by the exercise price of such warrants.  The exercise price of the warrants will equal a 10% premium over the average closing price per share of the Company’s common stock over the ten trading days immediately preceding the closing of the placement.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.  The Company has agreed to file a registration statement on Form SB-2 within 30 days after the closing of the transaction for purposes of registering the shares of common stock for resale and exercise of the warrants.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  .  Expressions of future goals and similar expressions including, without limitation, expressions using the terminology “may,” “will,” “believes,” “plans,” “expects,” “anticipates,” “predicts,” “forecasts,” and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to fund operations or raise additional capital if needed and the other factors described in the Company’s filings with the Securities and Exchange Commission.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report.

Item 9.01                Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired:  None

(b)           Pro Forma Financial Information:  None

(c)           Exhibits:

4.1	Form of Warrant dated as of August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.2	Form of Warrant dated as of August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.3	Registration Rights Agreement dated as of August 3, 2005 by and among the Company and the Investors (as defined therein)

99.1	Securities Purchase Agreement dated as of August 3, 2005 among the Company and the Investors (as defined therein)

99.2	Press Release dated August 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Randall J. Gort
	Name:	Randall J. Gort
	Title:	Chief Legal Officer and Secretary

Date:  August 4, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Warrant dated as of August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.2	Form of Warrant dated as of August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.3	Registration Rights Agreement dated as of August 3, 2005 by and between the Company and the Investors (as defined therein)

99.1	Securities Purchase Agreement dated as of August 3, 2005 by and between the Company and the Investors (as defined therein)

99.2	Press Release dated August 4, 2005